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                                                                   Exhibit 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-8 (Nos. 2-58884, 2-94753, 33-33775 and 33-33776) and Form S-3 (No. 33-57353) of Dean Foods
Company of our report dated June 26, 1995 appearing on page 34 of the Dean Foods Company Annual Report to Shareholders for Fiscal year Ended May 28, 1995, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statements Schedule, which appears on page 15 of this Form 10-K.



Price Waterhouse LLP
August 25, 1995